UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.         Other Events.

As previously disclosed in public filings made by Vaxart, Inc. (the “Company”), including the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, on September 8, 2020, a purported shareholder derivative complaint was filed in the Court of Chancery of the State of Delaware (the “Court”), entitled Galjour v. Floroiu, et al. On October 20, 2020, a purported shareholder derivative and class action complaint, entitled Jaquith v. Vaxart, Inc., was filed in the Court. On November 12, 2020, the two actions were consolidated under the caption In re Vaxart, Inc. Stockholder Litigation, and the complaint filed in the Jaquith action was deemed the operative pleading. The operative complaint named certain current and former directors of the Company as defendants, asserting claims against them for breach of fiduciary duty and unjust enrichment and seeking, among other things, an award of unspecified damages, certain equitable relief, and attorneys’ fees and costs. The complaint also asserted claims for unjust enrichment and breach of fiduciary duty, or alternatively aiding and abetting breach of fiduciary duty, against Armistice Capital, LLC (“Armistice”). The complaint challenged certain stock options granted to certain of the Company’s officers and directors between March 24, 2020 and June 15, 2020 (the “2020 Stock Option Grants”); certain alleged statements and omissions made in the Company’s proxy statement, filed with the U.S. Securities and Exchange Commission on April 24, 2020 (the “Proxy Statement”); and certain amendments to two warrants (the “Warrant Amendments”) held by Armistice, as disclosed in a Schedule 13D filed by Armistice on June 9, 2020. The complaint purported to bring all but one of the claims derivatively on behalf of and for the benefit of the Company. It also purported to bring one claim, for breach of fiduciary duty based on alleged statements and omissions in the Proxy Statement, directly on behalf of a class of the Company’s stockholders. The complaint named the Company as a “nominal defendant,” against which no damages were sought.

On January 4, 2021, all defendants filed motions to dismiss. In a decision dated November 30, 2021, and corrected on December 1, 2021, the Court dismissed the claims relating to the Warrant Amendments. On June 3, 2022, the Court granted the defendants’ motion to dismiss in its entirety, dismissing the remainder of the claims in the operative complaint. In the decision, the Court dismissed the claims relating to the 2020 Stock Option Grants, namely (i) the claim alleging that the Company’s directors failed to disclose material information in the Proxy Statement prior to the stockholders’ vote on the amendment to the Company’s 2019 Equity Incentive Plan on June 8, 2020; and (ii) the claim alleging that the stock option recipients were unjustly enriched through their receipt of options. In the opinion, the court ordered the derivative case to be dismissed with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: June 6, 2022
	By:	/s/ Andrei Floroiu
Andrei Floroiu
Chief Executive Officer